Exhibit 1.5

Industry Canada        Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les societes par actions

Dynasty Gaming Inc./
Jeux Dynasty Inc.		305921-9
Name of corporation -Unomination de la societe

I hereby certify that the articles of the above-named corporation were amended		Je certifie quo les statuts de ]a sociW susmentionn& ont 6th modifies :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de 1'article 13 de la Loi canadienne sur les :colitis par actions, conformement h l'avis ci joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de 1'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indiqud dens les clauses modificatrices ci jointer designant une sdrie d'actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de 1'article 179 de la Loi canadienne sur les sociates par actions, tel qu'il eat indiqud dens les clausesmodificatrices ci jointer;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de 1'article 191 de la Lai canadienne sur les societes par actions, tel qu'il est indiqud Bans lea clauses de reorganisation ci jointer.

/s/ Richard G. Shaw Richard G. Shaw Director - Directeur		December 5, 2006/le 5 decembre 2005 Date of Amendment - Date de modification

Industry Canada	Industrie Canada
		FORM 4	FORMULE 4
Canada Business	Loi regissant les societes	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	par actions de regime federal	(SECTION 27 OR 177)	(ARTICLE 27 OU 177)

1. Name of corporation - Denomination de la societe		2. Corporation No. - No de la societe

Events International Holding Corporation/ Corporation de portefeulle Events International		305921-9
3.The articles of the above-named corporation are amended as follows:		Les stauts de la societe mentionnee ci-dessus sont modifies de la facon suivante.

The Corporation's current Corporate Name has changed to:

Dynasty Gaming Inc. /Jeux Dynasty Inc.

Signature /s/ Anthony Barbusei Secretary	Printed Name Anthony Barbusei	Capacity of -En qualite de Secretary	Tel. No.- (514) 288-0900